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                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                                                                    EXHIBIT 23.4

              Consent of Independent Certified Public Accountants
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The Board of Directors and Shareholders
Assisted Living Concepts, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG Peat Marwick LLP

Portland, Oregon
June 14, 1996